Exhibit 99.1

Society Pass Incorporated Announces Pricing of $3.0 Million Public Offering of Common Stock

New York, 11 February 2026 – Society Pass Incorporated (Nasdaq: SOPA) (the “Company”), Southeast Asia’s (SEA) next generation e-commerce ecosystem, today announced the pricing of its best efforts public offering of an aggregate of 5,381,819 shares of its common stock (or common stock equivalents in lieu thereof) at a public offering price of $0.55 per share (or per common stock equivalent in lieu thereof), for aggregate gross proceeds of approximately $3.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The offering is expected to close on February 13, 2026, subject to satisfaction of customary closing conditions.

Rodman & Renshaw LLC is acting as the exclusive placement agent for the offering.

The Company intends to use the net proceeds from the offering for working capital and general corporate purposes, including operating expenses and capital expenditures.

The securities are being offered and sold pursuant to a registration statement on Form S-1 (File No. 333-293218), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on February 11, 2026. The offering is being made only by means of a prospectus forming part of the effective registration statement relating to the offering. A preliminary prospectus relating to the offering has been filed with the SEC and a final prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus, when available, may be obtained on the SEC’s website at http://www.sec.gov and may also be obtained, when available, by contacting Rodman & Renshaw LLC at 600 Lexington Avenue, 32nd Floor, New York, NY 10022, by telephone at (212) 540-4414, or by email at info@rodm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Society Pass Inc.

Founded in 2018 as an e-commerce ecosystem in the fast-growing markets of Vietnam, Indonesia, Philippines, Singapore and Thailand, which account for more than 80% of the SEA population, and with offices located in Bangkok, Ho Chi Minh City, Jakarta, Manila, and Singapore, Society Pass Incorporated (Nasdaq: SOPA) is an acquisition-focused holding company operating 3 interconnected verticals (digital media, travel, and lifestyle). Society Pass leverages technology to tailor a more personalised experience for customers in the purchase journey and to transform the entire retail value chain in SEA.

Society Pass completed an initial public offering and began trading on the Nasdaq under the ticker SOPA in November 2021.

For more information on Society Pass, please visit:

Website at https://www.thesocietypass.com or

LinkedIn at https://www.linkedin.com/company/societypass or

Facebook at https://www.facebook.com/thesocietypass or

X at https://twitter.com/society_pass or

Instagram at https://www.instagram.com/societypass/.

Cautionary Note Concerning Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbour” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of the proceeds. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning. Forward-looking statements represent Society Pass Incorporated’s current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions, including the trading price and volatility of Society Pass Incorporated’s common stock and risks relating to Society Pass Incorporated’s business, including the Company’s ability to develop and successfully change its business model and the Company’s ability to identify new investments and spin-off acquisitions.

Media Contact:

Raynuald LIANG

Chief Executive Officer

ray@thesocietypass.com